AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January ___, 2013, by and among CHANTICLEER HOLDINGS, INC., a Delaware corporation (the “Parent”), CHANTICLEER RESTAURANTS, LLC a Delaware limited liability company and a wholly owned subsidiary of Parent (“Purchaser 1”), CHANTICLEER KITCHENS, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Purchaser 2,” and collectively with Purchaser 1, the “Purchasers”), EXPRESS RESTAURANT HOLDINGS, LLC and EXPRESS RESTAURANT HOLDINGS BEVERAGE, LLC (collectively, “Express” or the “Seller”), DALLAS SPOON, LLC, a Texas limited liability company and wholly owned subsidiary of Express (“Spoon”), and DALLAS SPOON BEVERAGE, LLC, a Texas limited liability company and wholly owned subsidiary of Express (“Spoon Beverage” and collectively with Dallas Spoon, the “Companies” collectively with the aforementioned entities, the “Party” or “Parties”).

RECITALS

WHEREAS, the Board of Directors of the Parent, the members of each Purchaser, the members of the Seller, and the members and managers of each Company, have determined that this Agreement and the transactions contemplated hereby, including the Mergers (as defined below), are advisable and fair to, and in the best interests of, the Parent, the Purchasers, the Companies, the Seller, and their respective owners or stockholders;

WHEREAS, the Board of Directors of the Parent, the members of each Purchaser, the Seller, and the members and managers of each Company have each adopted resolutions approving the execution of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, the Board of Directors of the Parent, the members of each Purchaser, the members of the Seller, and the members and managers of each Company, have approved and declared advisable and in the best interests of each respective Party, this Agreement and the transactions contemplated hereby, and have determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair to and in the best interests of their respective owners or stockholders;

WHEREAS, each of the Parent, the Purchasers, the Seller, and the Companies desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1              Definitions. The following terms, as used herein, shall have the following meanings:

(a)                “Action” means any action, claim, dispute, proceeding, suit or investigation (whether civil, criminal, administrative or investigative), or any appeal therefrom.

(b)               “Affiliate” means any Person, a spouse of such Person, any child or parent sharing the same household with such Person, any director or officer of such Person, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

(c)                “Agreement” means this Agreement and Plan of Merger and shall include all of the Schedules and Exhibits attached hereto.

(d)               “Alternative Transaction” has the meaning assigned to it in Section 6.4.

(e)                “Annual Financial Statements” has the meaning assigned to it in Section 4.8(a).

(f)                “Approval” means any approval, authorization, consent, license, franchise, order, registration, permit or other confirmation of or by, or filing with, a Person.

(g)               “Business Day” means any day other than a Saturday, a Sunday, a legal holiday in the State of Delaware or the State of North Carolina or the State of Texas or a day on which commercial banks in the State of Delaware or the State of North Carolina or the State of Texas are permitted or authorized to close.

(h)               “Certificates of Merger” has the meaning assigned to it in Section 2.3.

(i)                 “Closing” and “Closing Date” have the meanings assigned to them in Section 2.2.

(j)                 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(k)               “Company Employee Plans” has the meaning assigned to it in Section 4.16(a).

(l)                 “Company Employee Benefit Plans” means a qualified, defined contribution, employee benefit (ERISA) plan designed to invest primarily in the equity of a Company.

(m)             “Contracts” has the meaning assigned to it in Section 4.10(b).

(n)               “Damages” means any claim, loss, deficiency (financial or otherwise), Liability, cost or expense (including, without limitation, reasonable attorneys’ fees, costs and expenses) or damage of any kind or nature whatsoever.

(o)               “Effective Time” has the meaning assigned to it in Section 2.3.

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(p)               “Environmental Laws” means all currently existing foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

(q)               “ERISA” has the meaning assigned to it in Section 4.16(a).

(r)                 “Financial Statements” has the meaning assigned to it in Section 4.8(a).

(s)                “GAAP” means United States generally accepted accounting principles.

(t)                 “Governmental Authority” means any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

(u)               “Hazardous Materials” means any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is defined as “hazardous waste,” “hazardous material,” “residual waste,” “hazardous substance,” “pollutant” or “contaminant” under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or (iii) which is otherwise regulated pursuant to any applicable Environmental Law.

(v)               “Indemnified Party” means any party entitled to indemnification pursuant to Article 10 hereof.

(w)             “Indemnifying Party” means any party required to indemnify an Indemnified Party pursuant to Article 10 hereof.

(x)               “Intellectual Property” means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, “Trademarks”); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software; “mask works” (as defined under 17 USC ss. 901) and any registrations and applications for “mask works”; Trade Secrets; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons.

(y)               “Interim Balance Sheets” means the unaudited balance sheets of the Companies as of December 31, 2013 previously delivered to the Parent.

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(z)                “Interim Financial Statements” means the Interim Balance Sheets together with the unaudited statements of income and cash flow of the Companies for the six-month period ended December 31, 2013 previously delivered to the Parent.

(aa)            “Knowledge of the Company,” or similar phrases, means the actual knowledge of [OWNERS].

(bb)           “Law” means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation) or administrative interpretation thereof, and any court, or arbitrator’s order or process.

(cc)            “Leased Real Property” has the meaning assigned to it in Section 4.20(b).

(dd)          “Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

(ee)            “License Agreements” has the meaning assigned to it in Section 4.11(b).

(ff)             “Lien” means any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

(gg)           “Material Adverse Effect” means any change, event, development, condition, occurrence or effect that is, or would reasonably be expected to be (a) materially adverse to the business, financial condition, assets, liabilities, or result of operations of the Companies or the Parent, as the case may be, taken as a whole, or (b) prevents or materially delays or would reasonably be expected to prevent or materially delay, consummation of the Mergers or performance by the Companies of any of their material obligations under this Agreement, excluding, however, in the case of each of (a) and (b), any result, event, fact, change or effect resulting from, arising out of or relating to: (i) general financial or capital market, economic or political conditions (including, without limitation, any changes arising out of acts of terrorism or war, extreme or severe weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on the relevant Party or Parties, taken as a whole, relative to other companies operating in the same industry in which the relevant Party operates, (ii) the announcement of this Agreement or the pendency of the transactions contemplated hereby, as the case may be, including, without limitation, any loss of, or adverse change in, the relationships of the Party with its employees, licensors, licensees, customers, distributors, partners or suppliers that is related thereto, (iii) any failure to take any action or the taking of any action at the written direction, or with the prior written consent, of the relevant counter-Party hereto, (iv) events or conditions that generally affect the industry in which a Party hereto operates; or (v) the taking of any action required by this Agreement or the failure to take any action prohibited by this Agreement.

(hh)           “Mergers” has the meaning assigned to it in Section 2.1.

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(ii)               “Parent Common Stock” means the common stock of the Parent.

(jj)               “Person” means any individual, partnership, corporation, Limited Liability Company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature, including any business unit of such Person.

(kk)           “Party” means a party to the Agreement.

(ll)               “Personal Property Leases” has the meaning assigned to it in Section 4.10(a).

(mm)       “Real Property Leases” has the meaning assigned to it in Section 4.20(b).

(nn)           “Representatives” means with respect to any Person, its stockholders, employees, officers, directors, investment bankers, attorneys, agents, representatives or Affiliates.

(oo)           “SEC Documents” has the meaning assigned to it in Section 5.9(b).

(pp)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq)           “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereto.

(rr)              “Subsidiary” or “Subsidiaries” when used with respect to any Person or entity means any other Person or entity, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

(ss)             “Surviving Company” has the meaning assigned to it in Section 2.1.

(tt)              “Tax” means any United States federal, state or local or foreign income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer, workmen’s compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

(uu)           “Tax Audits” has the meaning assigned to it in Section 4.14(e).

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(vv)           “Tax Law” means the Law (including any applicable regulations or any administrative pronouncement) of any Governmental Authority relating to any Tax.

(ww)       “Tax Return” means any federal, state, local or foreign return, declaration, report, claim for refund, amended return, declaration of estimated Tax or information return or statement relating to Taxes, and any schedule, exhibit, attachment or other materials submitted with any of the foregoing, and any amendment thereto.

(xx)           “Third Party Claim” has the meaning assigned to it in Section 10.4.

(yy)           “Trade Secrets” means any and all technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, and methodologies held for use or used in or necessary for the conduct of the Company’s or its Subsidiaries’ business as currently conducted or contemplated to be conducted.

1.2              Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied.

1.3              Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

1.4              Gender Forms. The use herein of any gender word (such as “he” or “his”) includes both the male and female genders.

ARTICLE II
THE MERGERS

2.1              The Mergers.

(a)                Spoon Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the State of Texas Limited Liability Company Act, Purchaser 1 shall be merged with and into Spoon (the “Merger 1”). Spoon shall be the surviving limited liability company in the merger (“Surviving Company 1”) under the name “Dallas Spoon, L.L.C.” and shall continue its existence under the Law of the State of Texas. In connection with Merger 1, the separate limited liability company existence of Purchaser 1 and Spoon’s affiliation with Express shall cease.

(b)               Spoon Beverage Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the State of Texas Limited Liability Company Act, Purchaser 2 shall be merged with and into Spoon Beverage (the “Merger 2”). Spoon Beverage shall be the surviving limited liability company in the merger (“Surviving Company 2”) under the name “Dallas Spoon Beverage, L.L.C.” and shall continue its existence under the Law of the State of Texas. In connection with Merger 2, the separate limited liability company existence of Purchaser 2 and Spoon Beverage’s affiliation with Express shall cease.

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2.2              Closing. The closing of the Mergers (the “Closing”) shall take place (i) at the offices of Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203; Charlotte, North Carolina 28277, or through the simultaneous exchanging of documents through facsimile, on or about January 31, 2014, but in any event within three Business Days after the day on which the last to be fulfilled or waived of the conditions set forth in Articles VII and VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other place and time or on such other date as the parties may agree in writing (the “Closing Date”). Notwithstanding anything to the contrary, if Parent is required to obtain complete NASDAQ review of this Agreement and transaction contemplated hereby (the “Nasdaq Review”) then the Closing will be held at the earliest practicable date following Parent’s receipt of review completion.

2.3              Effective Time of the Mergers. The Mergers shall become effective on the date and at the time at which properly executed certificates of merger (the “Certificates of Merger”) are duly filed with the Secretary of State of the State of Texas, or at such later date and time as may be specified therein. The Certificate of Merger filings shall be made as soon as practicable on or after the Closing Date. When used in this Agreement, the term “Effective Time” means the date and time on which such Certificates of Merger are so filed or such later time as the parties shall designate therein.

2.4              Certificate of Formation/Articles of Organization and Operating Agreements. The Restated Certificate of Formation and/or the Restated Articles of Organization of Spoon and Spoon Beverage shall, by virtue of the Mergers, be amended and restated in their entirety to read as set forth in Annex A-1 and A-2, respectively, to this Agreement and, as so amended and restated, shall be the Certificate of Formation/Articles of Organization of Surviving Company 1, and Surviving Company 2, respectively, until thereafter amended as permitted by Law and this Agreement. The Restated Operating Agreements of the Purchasers (the “Operating Agreements”), as in effect immediately prior to the Effective Time, shall, by virtue of the Mergers, be amended and restated in their entirety to read as set forth in Annex B-1 and B-2 to this Agreement and, as so amended and restated, shall be the Operating Agreements of Surviving Company 1 and Surviving Company 2, respectively, until thereafter amended as permitted by Law and this Agreement.

2.5              Officers. The officers of the Purchasers immediately prior to the Effective Time shall be the officers, respectively, of Surviving Company 1 and Surviving Company 2, respectively until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified.

2.6              Allocation. The Purchase Price shall be allocated in accordance with Schedule 2.6 hereof. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Schedule 2.6 for all tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under the Code. The Seller shall prepare and deliver IRS Form 8594 to Parent within forty-five (45) days after the Closing Date to be filed with the IRS. Parent shall timely and properly prepare, execute, file and deliver all such documents, forms, and other information as the Seller may reasonably request to prepare such allocation.

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ARTICLE III
CONVERSION OF SHARES

3.1              Effect on Membership Interests.

(a)                Membership Interests. At the Effective Time, by virtue of the Mergers and without any action on the part of the Parent, the Purchasers, the Seller, the Companies, or any owners thereof, the Companies’ membership interests issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive such number of shares according to the Exchange Ratio in Section 3.1(b) of the Parent’s Units. All of the Companies’ membership interests converted in accordance with this Section 3.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such interests shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.1, upon the surrender of such certificate in accordance with Section 3.3 hereof.

(b)               Exchange Ratio. The Seller shall receive an aggregate amount of one hundred and ninety five thousand (195,000) Parent Units (as hereinafter defined) (the “Purchase Price”) with each Parent Unit consisting of one (1) share of common stock of Parent and one (1) five year detachable warrant in substantially the form of Exhibit 3.1(b) hereto to purchase one (1) share of common stock of Parent (the “Common Stock”), one half of which will be offered at an initial exercise price of five dollars and fifty cents per share and the other one half offered at an initial exercise price of seven dollars per share (the “Warrants,” collectively with the Common Stock, the “Parent Units”).

(c)                Options and Warrants. Any outstanding options or warrants of the Companies shall be cancelled or be deemed canceled immediately prior to the Effective Time.

3.2              Surrender of Certificates Representing Ownership. At and after the Effective Time, each member of the Companies shall be entitled to receive the consideration set forth in Section 3.1 in accordance with Schedule 3.1(b). At and after the Effective Time, all membership interests of the Companies shall be deemed cancelled and surrendered to the Parent. Each certificate representing shares of Parent Common Stock issued upon surrender of each Company’s membership interests shall bear a legend stating:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

3.3              No Fractional Shares. No certificates or scrip representing fractional shares of the Parent’s Common Stock and/or Warrants shall be issued upon the surrender for exchange of certificates representing shares of each Company’s membership interests. In lieu of any such fractional shares of the Parent’s Common Stock and/or Warrants, each holder of shares of each Companies membership interests who would otherwise have been entitled to a fraction of a share of the Parent’s Common Stock and/or Warrants upon surrender of membership interests for exchange pursuant to this Article III will be issued one full share, rounded to the highest number, of the Parent’s Common Stock and/or one full Warrant in consideration of said fractional share of the Parent’s Common Stock.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Each Company hereby represents and warrants to the Parent and Purchasers, as of the date hereof and as of the Closing Date, as follows:

4.1              Organization and Good Standing. The Companies are limited liability companies organized and validly existing and in good standing under the laws of the State of Texas. The Companies have the requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct their business as it is now being owned, operated, leased and conducted. The Companies are duly qualified or licensed to do business as a limited liability companies, and is in good standing as limited liability companies, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect.

4.2              Corporate Records. Copies of the articles of organization of the Companies, certified by the Secretary of State of Texas, and of the operating agreement of the Companies, certified by the Manager of each Company, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificate of formation/articles of organization and operating agreement of the Companies are in full force and effect. The Companies are not in violation of any provision of their certificate of formation/articles of organization or operating agreement.

4.3              Limited Liability Company Power and Authority. The Companies have the requisite limited liability company power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Companies, the performance by them of their obligations hereunder, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company actions on the part of the Companies. This Agreement constitutes the legal, valid and binding obligation of the Companies, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.4              Capitalization.

(a)                The authorized membership interests of the Companies consist solely of common Company membership interests. All common Company membership interests outstanding immediately prior to Closing are being cancelled concurrently with the Closing. No preferred membership interests are outstanding. No membership interests are held as treasury shares, and no preferred membership interests are held as treasury shares.

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(b)               All of the issued and outstanding Company membership interests are validly issued and free of preemptive rights and were issued in compliance with all applicable Laws concerning the issuance of securities. There are not any membership interests of the Companies issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Companies to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its membership interests or securities. There are not any notes, bonds, debentures or other indebtedness of the Companies having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which the Companies’ members may vote. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Companies to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any membership interests of the Companies, and there are no irrevocable proxies with respect to membership interests of the Companies. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company membership interests or other securities under the Securities Act.

4.5              Subsidiaries. The Companies do not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

4.6              No Violation. Except for the filing of the applicable Certificates of Merger, neither the execution and delivery of this Agreement by the Companies, the performance by them of their obligations hereunder, nor the consummation by it of the transactions contemplated hereby, will (a) contravene any provision of the certificate of formation or articles of organization or operating agreement of the Companies; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Companies or binding on a Surviving Company after the Closing, require the consent of any other party to constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Companies under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Companies to which it is a party or by which it or any of their assets or properties constituting part of the business of the Companies are bound.

4.7              Approvals.

(a)                Except as set forth in Schedule 4.7(a) and except for the filing of the applicable Certificates of Merger, no declaration, filing or registration with, notice to, or Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Companies in connection with the execution, delivery or performance by the Companies of this Agreement, the performance by them of their obligations hereunder or the consummation by it of the transactions contemplated hereby.

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(b)               The Companies have all Approvals required for their operation and the use and ownership or leasing of their properties and assets that constitute part of the business, as currently operated, used, owned or leased. All of such Approvals are valid, in full force and effect and in good standing. There is no proceeding pending or, to the knowledge of the Companies, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of any such Approval.

4.8              Financial Statements; No Undisclosed Liabilities.

(a)                The Companies have delivered to the Parent, and Parent acknowledges the receipt of, true, correct and complete copies of the Companies’ balance sheets as of December 31, 2011, 2012, and 2013 and the statements of income for the years ended December 31, 2011, 2012, and 2013 (the “Annual Financial Statements”). The Companies shall deliver to the Purchaser unaudited financial statements for the monthly periods ended December 31, 2013 and the related statements of cash flows, once such financial statements have been prepared by the Companies (the “Alternate Financial Statements,” collectively with the Annual Financial Statement, the “Financial Statements”). The Financial Statements are based upon the information contained in the books and records of the Companies and fairly present, in all material respects, the financial condition of the Companies as of the dates thereof and results of operations for the periods referred to therein.

(b)               Except for the indebtedness set forth on Schedule 4.8(b) or as reflected in the Interim Balance Sheet, the Companies do not have, and as a result of the transactions contemplated by this Agreement, will not have, any Liabilities (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect.

4.9              Absence of Certain Changes.

(a)                Since December 31, 2012 and, prior to the date hereof, the Companies have conducted their business in the ordinary course, consistent with past practice, and there have not been any events, occurrences or developments which, individually or in the aggregate, would have a Material Adverse Effect on the Companies, other than as shown on the Interim Financial Statements:

(i)                 any grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Companies; entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Companies; increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements; or increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Companies, in each case, other than in the ordinary course of business consistent with past practice.

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(ii)               any declaration, setting aside or payment of any distribution with respect to any membership interests of the Companies or any repurchase, redemption or other acquisition by the Companies of any outstanding membership interests or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments which obligate the Companies to issue, transfer, sell, redeem, repurchase or otherwise acquire any securities;

(iii)             any amendment of any material term of any outstanding security of the Companies;

(iv)             any change in any method of accounting or accounting practice by the Companies, except for any such change which is not material or which is required by reason of a concurrent change in GAAP; or

(v)               any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

4.10          Leases of Personal Property; Material Contracts; No Default.

(a)                Schedule 4.10(a) hereto sets forth a true and complete list of each lease of personal property to which the Companies are a party or by which it or its properties or assets are bound which provides for payments in excess of $10,000 per annum and which has a remaining term in excess of one year (collectively, the “Personal Property Leases”). The Companies have delivered or made available to the Parent a true and complete copy of each of the Personal Property Leases.

(b)               Schedule 4.10(b) hereto sets forth a true and complete list of all agreements (including, but not limited to any agreements relating to indebtedness or future expenditures) involving amounts greater than $10,000.00 individually or $25,000.00 in the aggregate, to which the Companies are a party or by which they or any of their properties or assets are bound (collectively, the “Contracts”). The Companies have delivered or made available to the Parent a true and complete copy of each of the Contracts or other agreements listed on Schedule 4.10(b) hereto.

(c)                Except as set forth on Schedule 4.10(c) hereto, the Companies have performed in all material respects, or is now performing in all material respects, their obligations under, and are not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor have they received notice of any asserted claim of a material default by the Companies under, or a material breach or violation by a Companies of, any of the Personal Property Leases or Contracts and, to the Knowledge of the Companies, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

4.11          Intellectual Property Matters.

(a)                Schedule 4.11(a) sets forth, for all Intellectual Property owned by the Companies, a complete and accurate list, of all U.S. and foreign: (i) patents and patent applications; (ii) registered Trademarks and material unregistered Trademarks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

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(b)               Schedule 4.11(b) sets forth a complete and accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, or right to compensation from the Companies by reason of the use, exploitation, or sale of any Intellectual Property, to which the Companies are a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the “License Agreements”).

(c)                Except as set forth on Schedule 4.11(c): (i) the Companies own or have the right to use all Intellectual Property, free and clear of all liens or other encumbrances; (ii) any Intellectual Property owned or used by the Companies have been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned; to the Knowledge of the Companies, the Companies have no knowledge that any of their operations constitute infringement or misappropriation, on any Intellectual Property right of another Person; (iii) the Companies have not received notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned or used by the Companies and the Companies do not have any Knowledge of any basis for such a claim; (iv) the Companies have not licensed or sublicensed their rights in any Intellectual Property; and (v) the Companies have no Knowledge that any third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Companies;

4.12          Litigation. Except as set forth on Schedule 4.12, there is no Action pending against or affecting or, to the Knowledge of the Companies, threatened against or affecting, the Companies, or any of their assets, properties or rights before any court or arbitrator or any other Governmental Authority.

4.13          Compliance with Laws. The Companies are in compliance in all material respects with all Laws applicable thereto. The Companies are not at present charged with or, to the Knowledge of the Companies, threatened with any charge concerning or under any investigation with respect to, any violation, in any material respect, of any provision of any Law, and the Companies are not in violation of or in default under, and to the Knowledge of the Companies, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority.

4.14          Taxes.

(a)                The Companies have duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects; and timely paid (or properly accrued on the Companies’ books), or there has been paid on their behalf all Taxes due from them or claimed to be due from them by any Governmental Authority (whether or not set forth on any Tax Return);

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(b)               The Companies have complied in all material respects with all applicable Tax Laws relating to the payment and withholding of Taxes and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under all applicable Tax Laws;

(c)                There are no Liens for Taxes upon the assets or properties of the Companies except for statutory Liens for current Taxes not yet due;

(d)               The Companies have not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Companies;

(e)                No federal, state, local or foreign audits, review, or other Actions (“Tax Audits”) exist or have been initiated with regard to any Taxes or Tax Returns of the Companies, and the Companies have not received any notice of such a Tax Audit;

(f)                All Tax deficiencies which have been claimed, proposed or asserted against the Companies by any taxing authority have been fully paid, and there are no other Tax Audits by any taxing authority in progress relating to the Companies or the business of the Companies, nor have the Companies or to the Companies’ Knowledge, any of their members or officers received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by any taxing authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent period. The Companies are not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other taxing authority;

(g)               No claim has been made by a Taxing authority in a jurisdiction where the Companies do not file Tax Returns to the effect that the Companies is or may be subject to taxation by that jurisdiction;

4.15          Insurance. Schedule 4.15 hereto sets forth a true and complete list of all insurance policies or binders maintained by or for the benefit of the Companies and their Parent, officers, employees or agents. The Companies have delivered or made available to the Parent true and complete copies of such policies and binders. Except as set forth on Schedule 4.15 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Companies as to which the insurers have denied liability, (c) the Companies have complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Companies to their insurers.

4.16          Employee Benefit Plans.

(a)                For purposes of this Agreement, the term “Company Employee Plans” shall mean and include: all Company Employee Benefit Plans, arrangement or policy applicable to any employee or former employee of the Companies and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, option or other equity related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company and covers any employee or former employee of the Companies, or under which the Companies have any Liability contingent or otherwise (including but not limited to each material “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but excluding any such plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA). Neither the Company nor any of its Affiliates contributes to, or is required to contribute to, any “multiemployer plan” as defined in Section 3(37) of ERISA. Schedule 4.16(a) sets forth a true, accurate and complete list of all Company Employee Plans.

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(b)               Each Company Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Company Employee Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Companies.

(c)                Except as set forth on Schedule 4.16(c), (i) no officer or other employee of the Companies will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Employee Plan or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and (ii) no payment made or to be made to any current or former employee of the Companies or any of their Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(d)               The Companies are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Companies are pending or threatened, nor are the Companies or any Subsidiaries involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any employees. There are no suits, Actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the Knowledge of the Companies, threatened in connection with any Company Employee Plan.

(e)                Schedule 4.16(e) sets forth all management, consulting, non-compete and employment agreements of the Companies.

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4.17          Environmental Matters. No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, Action, claim, suit, proceeding or review is pending or, to the Knowledge of the Companies, threatened by any Person against, the Companies or any Subsidiaries, and no penalty has been assessed against the Companies or any Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; the Companies are in compliance with all Environmental Laws; and there are no Liabilities of or relating to the Companies relating to or arising out of any Environmental Law and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability.

4.18          Labor Matters. There is no unfair labor practice charge or complaint against the Companies or any Subsidiaries pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the Knowledge of the Companies, none is or has been threatened; there is no labor strike, dispute, request for representation, organizing activity, slowdown or stoppage actually pending against or affecting the Companies or any Subsidiaries and, to the Knowledge of the Companies, none is or has been threatened. No individual who has performed services for or on behalf of the Companies, and who has been treated by the Companies as an independent contractor, is classifiable as a “leased employee,” within the meaning of Section 414(n)(2) of the Code, with respect to the Companies, or with respect to any customer of the Companies.

4.19          Personal Property. Schedule 4.19 hereto sets forth a true and complete list of all equipment and fixtures having an acquisition cost of $25,000 or more owned by the Companies.

4.20          Real Property.

(a)                The Companies do not own any real property.

(b)               Set forth on Schedule 4.20(b) hereto is a list of all leases, subleases, licenses and other agreements (collectively, the “Real Property Leases”) under which the Companies use or occupy or have the right to use or occupy any real property used by the Companies (the land, buildings and other improvements covered by the Real Property Leases being herein called the “Leased Real Property”).

(c)                The Companies have performed in all material respects, or is now performing in all material respects, its obligations under, and is not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor has it received notice of any asserted claim of a material default by the Companies under, or a material breach or violation by the Companies of any of the Real Property Leases and, to the Knowledge of the Companies, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

4.21          Accounts Receivable. The accounts receivable of the Companies (i) arose from bona fide transactions in the ordinary course of business, are payable on ordinary trade terms and are, to the Knowledge of the Companies, not subject to any valid setoff, counterclaims or defense, and (ii) are legal, valid and binding obligations of the respective debtors.

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4.22          Inventory. Schedule 4.22 sets forth the Companies’ inventory as of December 31, 2013.

4.23          Finders’ or Advisors’ Fees. Except as set forth in Schedule 4.23, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Companies or the Companies’ members who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.24          Related-Party Transactions. Except as set forth in Schedule 4.24, no employee, or officer of the Companies or member of his or her immediate family is currently indebted to the Companies, nor are the Companies indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. No employee or officer of the Companies and no member of the immediate family of any employee, officer, or director of the Companies are directly or indirectly interested in any material contract with the Companies.

4.25          Required Vote. The affirmative vote or consent of the holders of a majority of the membership interests of the Companies with respect to which votes are entitled to be cast in connection with the approval of this Agreement, is the only vote or consent of the holders of any class or series of equity interests of the Companies necessary to approve this Agreement or the Merger. Such vote or consent has been obtained prior to execution of this Agreement.

4.26          Disclosure. Neither this Agreement, nor any of the Exhibits or Schedules hereto nor any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with Purchasers or Parent pursuant hereto or in connection with the negotiation, execution or performance hereof, contains any untrue statement by the Companies or the Seller of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERs AND PARENT

Each of the Parent and the Purchasers hereby represent and warrant to the Seller and Companies as follows:

5.1              Organization and Good Standing. Each Purchaser is a limited liability company, and the Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease their properties and assets and to conduct their business as it is now being owned, operated, leased and conducted. Each Purchaser and Parent are duly qualified or licensed to do business as a foreign corporation or foreign limited liability companies, as applicable, and are in good standing as a foreign corporation or foreign limited liability company, as applicable, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on a Purchaser’s or Parent’s business or operations or would adversely affect its ability to consummate the transactions provided for or contemplated by this Agreement.

5.2              Corporate Records. Copies of the certificate of incorporation of the Parent and the articles of organization or certificate of formation, as applicable, of the Purchasers, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Parent and the limited liability company agreements of the Purchasers, certified by the Secretary of such company, heretofore delivered to the Companies are true and complete copies of such instruments as amended to the date of this Agreement. Such governing documents of the Parent and Purchasers are in full force and effect. The Parent and Purchasers are not in violation of any provision of their respective governing documents.

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5.3              Corporate Power and Authority. Each of the Parent and Purchasers has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Parent and each Purchaser, the performance by each of its obligations hereunder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary corporate and company actions of the Parent and Purchaser. This Agreement constitutes the legal, valid and binding obligation of each of the Parent and each Purchaser, enforceable against each in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

5.4              Finders’ or Advisors’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent and/or Purchasers who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.5              No Violation. Except for the filing of the Certificates of Merger and any filings required pursuant to federal or state securities laws, neither the execution and delivery of this Agreement by the Parent and Purchasers, the performance by Parent and Purchasers of their respective obligations hereunder, nor the consummation by Parent and Purchasers of the transactions contemplated hereby, will (a) contravene any provision of the governing documents of the Parent or Purchasers; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Parent or Purchasers, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Parent or Purchasers under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Parent or Purchasers to which it is a party or by which it or any of its assets or properties constituting part of its businesses is bound.

5.6              Capitalization. As of the date of this Agreement, Parent is authorized to issue 20,000,000 shares of common stock, of which, 5,362,897 shares were issued and outstanding. All issued and outstanding shares of capital stock of the Parent are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.7 hereto, outside of the outstanding shares disclosed in this Section 5.7, there are no contracts existing as of the date of this Agreement relating to the issuance, sale or transfer of any equity securities or other securities of Parent.

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5.7              Parent’s Common Stock and NASDAQ Compliance.

(a)                At the time of each issuance of Parent’s Common Stock pursuant to this Agreement, including any issuance pursuant to the exercise of any Warrant, and at the time of issuance of each Warrant, pursuant to this Agreement, Parent Common Stock is not, and will not be, subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived. At the time of each issuance of Parent Common Stock pursuant to this Agreement, such Parent Common Stock, including any issuance pursuant to the exercise of any Warrant, and at the time of issuance of each Warrant, pursuant to this Agreement, has been, and will be, duly authorized by all necessary corporate action on the part of Parent, and any Parent Common Stock issued pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable and free from any Lien.

5.8              Issuance Valid; SEC Filings; Financial Statements.

(a)                At the time of each issuance of Parent Common Stock pursuant to this Agreement, such issuance will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, and will have been issued in compliance with all applicable rules and regulations of the NASDAQ Stock Market (or such other securities exchange or quoting service that makes the primary market in shares of Parent Common Stock if it is not then listed on the NASDAQ Stock Market). Upon the effectiveness of a registration statement relating to, or covering, any shares of Parent Common Stock issued to the Seller pursuant to this Agreement, such shares of Parent Common Stock and shares underlying the Warrants shall be freely tradable under the Securities Act by the holder thereof without restriction under the Securities Act.

5.9              Quotation of Parent Common Stock. At the time of Closing, the shares of Parent Common Stock issued pursuant to this Agreement shall be approved for quotation on The NASDAQ Stock Market or other national securities exchange, subject only to official notice of issuance.

5.10          Disclosure. Neither this Agreement, nor any of the Exhibits or Schedules hereto nor any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with a Company or a Seller pursuant hereto or in connection with the negotiation, execution or performance hereof, contains any untrue statement by the Parent or Purchasers of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE VI
COVENANTS

6.1              Each Company covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Parent in writing:

(a)                Conduct of the Companies. From the date of this Agreement until the Closing, the Companies shall conduct their businesses in the ordinary course consistent with past practice and shall use its commercially reasonable best efforts to preserve intact its business organization.

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Without limiting the generality of the foregoing and, without the prior written consent of the Parent, from the date of this Agreement until the Closing:

(i)                 The Companies will not adopt or propose any change in its certificate of formation or articles of organization or operating agreement;

(ii)               The Companies will not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Companies;

(iii)             The Companies will not issue or sell any equity of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any equity of any class or series of the Companies;

(iv)             The Companies will not (A) split, combine, subdivide or reclassify its outstanding equity, or (B) declare, set aside or pay any distribution payable in cash, equity or property with respect to their equity;

(v)               The Companies will not redeem, purchase or otherwise acquire directly or indirectly any equity of the Companies;

(vi)             The Companies will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any employee equity options or other equity based awards;

(vii)           The Companies will not (A) grant any severance or termination pay to (or amend any such existing arrangement with) any officer or employee of the Companies, (B) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer or employee of the Companies, (C) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase (or amend the terms of) any compensation, bonus or other benefits payable to officers or employees of the Companies, or (E) permit any officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a “change in control” to become a party to any such agreement or a participant in any such plan;

(viii)         The Companies will not acquire any assets or property of any other Person except in the ordinary course of business consistent with past practice;

(ix)             The Companies will not sell, lease, license or otherwise dispose of any assets or property except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice;

(x)               The Companies will not enter into any joint venture, partnership or other similar arrangement;

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(xi)             The Companies will not take any action that would make any representation or warranty of the Companies hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(xii)           The Companies will not make or change any material Tax election, settle any material audit or file any material amended Tax Returns;

(xiii)         The Companies will not incur any indebtedness, other than ordinary trade payables incurred in the ordinary course (it being understood and agreed that the accrual of interest with respect to indebtedness in existence on the date of this Agreement shall not be deemed to be incurrence of indebtedness); and

(xiv)         The Companies will not agree or commit to do any of the foregoing.

6.2              The Parent covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Companies in writing:

(i)                 The Parent and the Purchasers will not take any action that would make any representation or warranty of the Parent and the Purchasers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(ii)               The Parent shall promptly seek Nasdaq review of the quotation of all shares of Parent Common Stock to be issued hereunder, if required, and shall promptly respond to any Nasdaq inquiry or request for information relating to such Nasdaq review;

(iii)             The Parent will timely file all SEC Documents required to be filed by it;

(iv)             The Parent will not take any action that would make any representation or warranty of the Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date.

(v)               Conduct of the Parent. From the date of this Agreement until the Closing, the Parent shall conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable best efforts to preserve intact its business organization.

(vi)             The Parent will not agree or commit to do any of the foregoing.

6.3              Consents and Approvals. The Companies shall use their best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals reasonably requested by the Parent with respect to the Companies’ Contracts or that are necessary to obtain fulfillment of the conditions set forth in Article VII hereof.

6.4              No Solicitation of Transaction. The Companies and Seller shall not, and shall use their best efforts to cause their Representatives not to, directly or indirectly, take any of the following actions with any Person other than the Parent and Purchasers without the prior written consent of the Parent: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Companies, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving the Companies or the acquisition of all or a substantial portion of the assets of, or any securities of, the Companies (an “Alternative Transaction”); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Companies to abandon, terminate or refrain from consummating a transaction with the Parent and the Purchasers.

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6.5              Payment of Taxes. The Seller, on the one hand, and the Parent, on the other hand, will each pay, or reimburse the other party for, 50% of the aggregate sales, use and transfer taxes resulting from the consummation of the Mergers and the transactions contemplated by this Agreement.

6.6              Access and Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Parent, the Companies shall: (a) afford Parent and its representatives full and free access, during regular business hours, to the Companies’ personnel, properties, assets, contracts, licenses, permits, books and records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of the Companies; and (b) otherwise cooperate and assist, to the extent reasonably requested by Parent, with Parent’s investigation of the properties, assets and financial condition related to the Companies.

6.7              Company Licensing. Seller, including any and all subsidiaries, officers, and employees of Seller, shall be removed from, and released of all ongoing obligations and liabilities under, all liquor and other licenses of the Companies, and the Parent and the Companies will use their commercially reasonable best efforts to facilitate the installation of Michael D. Pruitt, Chief Executive Officer of the Parent and President of the Purchasers, as the correct party under such licenses and permits. The Companies and Seller shall reasonably assist in the transfer of all Company Licensing.

6.8              Replacement Guaranties. Parent shall deliver replacement guaranties to the landlords under all real property leases of the Companies. The Seller, the Companies and their Affiliates shall be released from any and all guarantee obligations with respect to any Company real property leases.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS AND/OR PARENT

The obligations of the Purchasers and/or Parent to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

7.1              Representations and Warranties True. The representations and warranties contained in Article IV hereof, in the Schedules to this Agreement, and in all certificates delivered by the Companies to the Parent pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or some other date which shall be true and correct only as of such date).

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7.2              Performance of Covenants. The Companies shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.3              No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

7.4              Certificates. The Companies shall have furnished the Parent with such certificates to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Parent.

7.5              Consents. The Companies shall have obtained all consents which, the failure to so obtain would have a Material Adverse Effect.

7.6              No Material Adverse Effect. There shall have been, between the date of this Agreement and the Closing Date, no Material Adverse Effect.

7.7              Delivery of Good Standing Certificates and Resolutions. The Purchaser shall have received certificates of good standing with respect to the Company and its Subsidiaries issued by the jurisdiction of its organization. The Purchaser shall have received copies of the resolutions of each Company and its Subsidiaries approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

7.8              Financial Statements. Each Company shall have provided the Parent with copies of the Annual Financial Statements and the Interim Financial Statements.

7.9              Officer Resignations. Effective as of the Effective Time, each of the Companies’ officers shall have resigned.

7.10          Certain Notices. From and after the date of this Agreement until the Effective Time, each Company shall promptly notify the Parent of: (a) the occurrence, or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Mergers or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Mergers or any other transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

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7.11          Public Announcements. Each Company agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Each Company agrees that the press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of the Parent.

7.12          Approval of Company Members and Managers. The approval of this Agreement by the Members and Managers of the Companies shall have been obtained and the Companies shall have provided evidence satisfactory to Parent that the Members are all “accredited investors” within the meaning of the Securities Act.

7.13          Shareholder Approval of Parent Shareholders. If required, the approval of this Agreement by the Parent’s shareholders shall have been obtained.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANIES

The obligations of the Companies to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

8.1              Representations and Warranties True. The representations and warranties contained in Article V hereof and in all certificates delivered by the Parent and Purchasers to the Companies pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or such other date which shall be true and accurate only as of such date).

8.2              Performance of Covenants. The Parent and Purchasers shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Parent and Purchasers prior to or on the Closing Date.

8.3              No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

8.4              Certificates. The Parent and Purchasers shall have furnished the Companies with such certificates to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Companies.

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8.5              Consents. Parent and Purchasers shall have obtained all consents which, the failure to so obtain would have a Material Adverse Effect on the Parent or Purchasers.

8.6              Delivery of Good Standing Certificates and Resolutions. The Companies shall have received certificates of good standing with respect to the Parent and Purchasers issued by the jurisdiction of their incorporation or organization. The Companies shall have received copies of the resolutions of the Parent and Purchasers approving this Agreement, the Mergers and the transactions contemplated herein, certified by an appropriate officer.

8.7              Certain Notices. From and after the date of this Agreement until the Effective Time, each of the Parent and each Purchaser shall promptly notify the Company of: (a) the occurrence, or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Mergers or any other transaction contemplated by this Agreement not to be satisfied or (b) the failure of the Parent or Purchasers, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Mergers or any other transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

8.8              Approval. The approval of the Parent and Purchaser’s shareholders and members, respectively, shall have been obtained, if required. In addition, NASDAQ shall have confirmed in writing or otherwise acknowledged to Parent and the Seller that the transactions contemplated by this Agreement will not be aggregated with other transactions involving Parent or any of its Affiliates.

8.9              Company Licensing. Seller, including any and all subsidiaries, officers, and employees of Seller, shall have been removed from, and released of all ongoing obligations and liabilities under, all liquor and other licenses of the Companies, and the Companies will use their commercially reasonable efforts to facilitate the installation of Michael D. Pruitt, Chief Executive Officer of the Parent and President of the Purchasers, as the correct party under such licenses and permits. The Companies and Seller shall reasonably assist in the transfer of all Company Licensing.

8.10          Registration Rights Agreement. The Parent and the Companies shall have entered into the Registration Rights Agreement attached hereto as Exhibit 8.10.

8.11          Replacement Guaranties. Parent shall have delivered replacement guaranties to the landlords under all real property leases of the Companies. The Seller, the Companies and their Affiliates shall have been released from any and all guarantee obligations with respect to any Company real property leases.

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ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

9.1              Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)                by mutual consent of the Parent and the Companies;

(b)               by either the Parent or the Companies if there has been a material misrepresentation or material breach on the part of the other parties (i.e., the Seller Parties or the Buyer Parties) in the representations, warranties or covenants set forth in this Agreement which is not cured within ten Business Days after such other party has been notified in writing of the intent to terminate this Agreement pursuant to this clause (b);

(c)                by either the Parent or the Companies, if any permanent injunction or action by any court or other Governmental Authority of competent jurisdiction enjoining, denying Approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable;

(d)               by Parent if the Closing has not occurred on or before March 1, 2014, or such later date as the parties may agree upon, unless the Parent or Purchasers are in breach of this Agreement; or

(e)                by the Companies if the Closing has not occurred on or before March 1, 2014, or such later date as the parties may agree upon, unless the Seller or a Company are in breach of this Agreement.

9.2              Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 9.1 hereof, this Agreement shall forthwith become void (except for this Section 9.2) and there shall be no Action on the part of a Company, a Company’s members, the Purchasers, the Parent or their respective officers, directors or affiliates; provided, that, if such termination shall result from a material misrepresentation by a party or the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach.

9.3              Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

9.4              Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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ARTICLE X
INDEMNITY

10.1          Indemnification by the Seller. If the Closing occurs, the Seller, covenants and agrees to indemnify, defend, protect and hold harmless the Parent and its officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a “Buyer Party” and collectively “Buyer Parties”) from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Buyer Party, in any Action: between a Buyer Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of a Company in connection with the Closing; (ii) the nonfulfillment of any covenant or agreement on the part of a Company set forth in this Agreement or in any agreement or certificate executed and delivered by a Company pursuant to this Agreement or in the transactions contemplated hereby; (iii) claims (whether based on contract, tort, fiduciary or any other theory) of any actual or purported, beneficial or record, current or past, holder of a Company’s debt or equity securities (or any interest or right therein) in connection with, resulting from or arising out of, directly or indirectly, such debt or equity securities (or any interest or right therein) that is based on any action taken at or prior to the Effective Time.

10.2          Indemnification by the Parent and Purchasers. If the Closing occurs, each of the Parent and the Purchasers, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Seller and its officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a “Seller Party” and collectively “Seller Parties”) from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Seller Party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Parent or a Purchaser in connection with the Closing; or (ii) the nonfulfillment of any covenant or agreement on the part of the Parent or a Purchaser set forth in this Agreement or in any agreement or certificate executed and delivered by the Parent or a Purchaser pursuant to this Agreement or in the transactions contemplated hereby.

10.3          Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of any Damages which the Indemnified Party shall have determined has given rise to a claim for indemnification under Section 10.1 or 10.2 hereof. Such notice shall include an estimate of the Damages that the Indemnified Party has determined may be incurred. As soon as practicable after the date of such notice, the Indemnified Party shall provide to the Indemnifying Party all information and documentation necessary to support and verify the Damages so claimed and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such notice, or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim or the estimated amount of Damages described in such notice, the estimated Damages in the amount specified in the Indemnified Party’s notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party.

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10.4          Matters Involving Third Parties.

(a)                If any third party shall commence an Action against any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification under Section 10.1 or 10.2, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable.

(b)               The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably acceptable to the Indemnified Party so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within 30 days after its receipt of notice, in accordance with Section 12.5, of the Third Party Claim as provided in Section 10.4 or, if the Indemnifying Party has disputed the claim for indemnification, then within ten days of a final determination that such claim is a valid claim under Section 10.1 or 10.2) that the Indemnified Party will be entitled to indemnification under Section 10.1 or 10.2 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim and (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim (including any Third Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is prejudiced by such failure to give notice.

(c)                So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim; provided that, if there is a conflict between the Indemnified Party and the Indemnifying Party with respect to the subject matter of the Third Party Claim, the Indemnified Party may retain separate counsel at the expense of the Indemnifying Party, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party’s defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

10.5          Limitations on Amount.

(a)                Notwithstanding any provision herein, no party hereto shall in any event be liable to any other party hereto or its Affiliates, officers, directors, employees, agents or representatives on account of any indemnity obligation set forth in this Article 10 for any indirect, consequential, special, incidental or punitive damages (including lost profits, loss of use, damage to goodwill or loss of business); provided that such limitation shall not limit recovery with respect to any Third-Party Claim.

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10.6          Time Limitations.

(a)                If the Closing occurs, the Seller will have liability (for indemnification or otherwise) with respect to any breach of a representation or warranty in this Agreement only if on or before the nine (9) month anniversary of the Closing Date, Parent notifies the Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Parent.

(b)               If the Closing occurs, the Parent will have liability (for indemnification or otherwise) with respect to any breach of a representation or warranty in this Agreement only if on or before the nine (9) month anniversary of the Closing Date, the Seller notify the Parent of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by the Seller.

10.7 Sole and Exclusive Remedy. Each party hereto acknowledges and agrees that, from and after the Closing, its and its Affiliates’ sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or willful misconduct) relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Article 10. In furtherance of the foregoing, each party hereto hereby waives, on behalf of itself and each of its Affiliates, from and after the Closing, to the fullest extent permitted under any Law any and all rights, claims and causes of action for damages it or any of its Affiliates may have against another party hereto or any of their respective Affiliates arising under or based upon this Agreement or any of the transactions contemplated hereby or any Law, except pursuant to claims arising from fraud or willful misconduct on the part of a party hereto and pursuant to the indemnification provisions set forth in this Article 10.

ARTICLE XI
OTHER AGREEMENTS

The parties hereto agree that:

11.1          Best Efforts. The Parent, the Purchasers, the Seller and each Company shall each cooperate with the others and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all Approvals required to be obtained from any third party necessary, proper or advisable to consummate the Mergers and other transactions contemplated by this Agreement.

11.2          Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the Surviving Companies shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement and the related transactions.

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11.3          Expenses. Each Party shall be responsible for its own expenses incurred in this transaction.

ARTICLE XII
MISCELLANEOUS

12.1          Entire Agreement. This Agreement (including the documents and instruments referred to herein) embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

12.2          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

12.3          Headings and Exhibits. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Schedules and documents referred to in this Agreement are an integral part of this Agreement.

12.4          Survival of Representations, Warranties and Covenants. All representations and warranties made by any party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for one (1) year after the Closing; provided, however, that in the event of fraud by any party, the representations and warranties of the party shall survive the Closing for an indefinite period of time. Notwithstanding the foregoing, if a claim notice is sent pursuant to Section 10.3, the representation or warranty with respect to which such claim notice is sent, and the related indemnification obligations set forth in Article X with respect to the claim notice, shall survive until the resolution of the claim for Damages to which such claim notice relates, or such longer period as provided in the preceding sentence. All covenants made by any party pursuant to this Agreement shall survive the Closing pursuant to their terms.

12.5          Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below (with electronic confirmation of delivery), or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

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If to the Parent, Purchaser, or Surviving Corporation:

CHANTICLEER HOLDINGS, INC.
Attention: Michael Pruitt
11220 Elm Lane, Suite 203
Charlotte, NC 28277
Facsimile No.: 704.366.2463

If to the Companies (pre-Closing) or the Seller (post-Closing):

EXPRESS WORKING CAPITAL, LLC
Attn: Joe Womack
545 E. John Carpenter Freeway, Ste. 670
Irving, Texas 75062
Facsimile No.: 214.420.5100

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date personally delivered or telefaxed, five Business Days after deposit with the U.S. Postal Service if mailed, or one Business Day if delivered by overnight mail, and, if given by any other means, shall be deemed given only when actually received by the addressees.

12.6          Counterparts. This Agreement may be executed in any number of counterparts (which may be by facsimile or other electronic means) each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.7          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signatures follow on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT:

CHANTICLEER HOLDINGS, INC.

By:
Print Name:
Title:

PURCHASERS:

CHANTICLEER RESTAURANTS, LLC

By:
Print Name:	Michael D. Pruitt
Title:	Manager

CHANTICLEER KITCHENS, LLC

By:
Print Name:	Michael D. Pruitt
Title:	Manager

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COMPANIES:

DALLAS SPOON, L.L.C.

By: ________________________________

Print Name: Joe Womack

Title: Manager

DALLAS SPOON BEVERAGE, L.L.C.

By: ________________________________

Print Name: Joe Womack

Title: President

SELLER:

EXPRESS RESTAURANT HOLDINGS, L.L.C.

By: ________________________________

Print Name: Joe Womack

Title: President

EXPRESS RESTAURANT HOLDINGS BEVERAGE, L.L.C.

By: ________________________________

Print Name: Joe Womack

Title: Manager

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